UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
February 29, 2008

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Amendment of a Material Agreement

On February 29, 2008, the Registrant through its affiliate and its banks entered into the Third Amendment to the Amended and Restated Credit Agreement among Comerica Bank, as Administrative Agent for itself and other Banks, LaSalle Bank National Association, as Collateral Agent and Syndication Agent for itself and other Banks, and FFE Transportation Services, Inc., as Borrower and certain of its affiliates.  The purpose of the Amendment was to enable the Registrant to continue to declare and pay cash dividends not to exceed $540,000 in the aggregate per quarter during the first two quarters of 2008.  With the Third Amendment, the Registrant’s previously-declared cash dividend, which was approved by the Board of Directors on February 27, 2008, subject to the consent of the banks, became effective on February 29, 2008.

See also Item 8.01 of this Current Report on Form 8-K.

ITEM 2.02.	Results of Operations and Financial Condition

On March 4, 2008, Frozen Food Express Industries, Inc. issued a news release announcing its results of operations for the three- and twelve-month periods ended December 31, 2007, as compared to the comparable periods of 2006.  A copy of the news release is furnished, but not filed, herewith as Exhibit 99.1 ..

ITEM 8.01.	Other Events

Effective February 29, 2008, the Registrant’s Board of Directors declared a quarterly cash dividend of $0.03 per share of the Registrant’s Common Stock to be paid on March 25, 2008 to holders of record as of March 7, 2008.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
10.1
Third Amendment to the Amended and Restated Credit Agreement between Comerica Bank-Texas as administrative agent for itself and other banks, LaSalle Bank National Association, as collateral agent and syndication agent for itself and other banks and FFE Transportation Services, Inc., as Borrower and certain of its affiliates

	99.1	Frozen Food Express Industries Inc. Announces Fourth Quarter Results

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: March 6, 2007	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Third Amendment to the Amended and Restated Credit Agreement
99.1	Press Release dated March 4, 2008, regarding the fourth quarter results by Frozen Food Express Industries, Inc.